ARTICLES OF INCORPORATION
                                       OF
                              VHS ACQUISITION, INC.

     The undersigned,  acting as incorporator of the captioned corporation under
the  Florida  business   Corporation  Act,  adopts  the  following  Articles  of
Incorporation:

                                                          EFFECTIVE DATE
                                                               4/9/97

                                    ARTICLE I
                       Corporate Name and Principal Office
                       -----------------------------------

     The name of this corporation is VHS ACQUISITION, INC. and its principal office and mailing address is 1599 Hurontario Street. Suits 200, Misiauga, Ontario. Canada LSG 451.

                                   ARTICLE II
                       Commencement of Corporate Existence
                       -----------------------------------
     The corporation shall come into existence on April 9; 1997.


                                   ARTICLE III
                                   -----------
                           General Nature of Business
                           --------------------------
     The corporation may transact any lawful business for which corporations may be incorporated under Florida law.


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                                   ARTICLE IV
                                   ----------
                                  Capital Stock
                                  -------------

     The aggregate number of shares of stock authorized to be issued by this corporation shall be 7,500 shares of common stock, each with a par value of $.001. Each share of issued and outstanding common stock shall entitle the holder therefor to fully participate in al1 shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

                                    ARTICLE V
                                    ---------
                       Initial Registered Office and Agent
                       -----------------------------------

     The street address of the initial registered office of the corporation shall be 220 South Franklin Street, Tampa, Florida 33602. and the initial registered agent of the corporation at such address is John N. Giordano.

                                   ARTICLE VI
                                   ----------
                                  Incorporator
                                  ------------

         The name and address of the corporation's incorporator is:

         Name                                        Address
         ----                                        -------
         Stephanie R. Conn                           220 South Franklin Street
                                                     Tampa. Florida 33602


I

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                                   ARTICLE VII
                                   -----------
                                     By-Laws
                                     -------

     The power to adopt, alter, amend or repeal by-laws of this corporation shall be vested in its shareholders and separately in its Board of Directors as prescribed by the by-laws of the corporation.

                                  ARTICLE VIII
                                  ------------
                                 Indemnification
                                 ---------------

     If in the judgment of a majority of the entire Board of Directors, (excluding from such majority any director under consideration for indemnification), the criteria set forth in 607.0850(1) or (2), Florida Statutes, as then in effect, have been met, then the corporation shall indemnify any director, officer, employee or agent thereof, whether current or former, together with his or her personal representatives, devisees or heirs, in the manner and to the extent contemplated by 607.0850. as then in affect, or by any successor law thereto.

     IN WITNESS WHEREOF, the undersigned has executed these Articles this 9th day of April, 1997. ..

                                            By: /s/ Stephanie R. Conn
                                            -------------------------
                                                Stephanie R. Conn
                                       3

                             CERTIFICATE DESIGNATING
                                REGISTERED AGENT
                                ----------------

     Pursuant to the provisions of 48.091 and 607.0501, Florida Statutes. VHS ACQUISITION, INC., desiring to organize under the laws of the State of Florida, hereby designates John N. Giordano, an individual resident of the State of Florida, as its Registered Agent for the purpose of accepting service of process within such State and designates 220 South Franklin Street, Tampa, Florida 33602, the business office of its Registered Agent, as its Registered Office.

                                              VHS ACQUISITION, INC.

                                              By: /s/ Stephanie R. Conn
                                              -------------------------
                                                      Stephanie R. Conn
                                                      Incorporator

                                 ACKNOWLEDGMENT
                                 --------------

     I hereby accept my appointment as Registered Agent of the above named corporation, acknowledge that I am familiar with and accept the obligations imposed by Florida law upon that position, and agree to act as such in accordance with the Provisions of 48.091 and 607.0505. Florida Statutes.

                                              By: /s/ John N. Giordano
                                              ------------------------
                                                  John N/ Giordano


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                                                   SCHEDULE 6.10

                                      Acquisition of China e-Mall Corporation

                                       12